SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2017

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

104-110 Avenue C, Bayonne, NJ 07002	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:          (201) 823-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On July 21, 2017, BCB Bancorp, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") reporting its financial results at and for the three and six months ended June 30, 2017. This Form 8-K/A is being filed to revise net income (and related financial information) for the three and six months ended June 30, 2017. Total non-interest expense for the three and six months ended June 30, 2017 was increased by $1.0 million, and net income was reduced by $581,000 for both periods, as compared to the amounts furnished in the Original Form 8-K. The change resulted from an Order, dated July 5, 2017 (the "Order"), requiring the Company to pay $1.0 million to counsel for the plaintiff class for that counsel's fees and other costs in the previously disclosed shareholder class action lawsuit, Kube v. Pamrapo Bancorp, Inc., et al. (the "Kube Action"). The award in the Order was related to the Order and Final Judgment, entered by the court on September 21, 2015. On July 26, 2017, as part of the Company's internal control review process over loss contingencies and subsequent events, management determined that an accrual of the amount set forth in the Order should be recorded as an expense in the second quarter of 2017. While management remains confident that the Company will recover the above amount and other additional costs incurred in the Kube Action in the suit pending against its insurance carrier, accounting guidance indicates that such potential future recoveries of insurance refunds cannot be recorded as an offset of current period costs, but will rather be recognized as income when the recovery is more definitive.
The Company has revised its financial statements and other disclosures contained in the Original Form 8-K to reflect the establishment of an accrual of $1.0 million as described above. Reported results for the three months and six months ended June 30, 2017 were affected by this accrued amount.
Revised net income was $2.5 million for the three months ended June 30, 2017, compared with net income of $1.6 million for the three months ended June 30, 2016. Revised basic and diluted earnings per share were $0.21 for the three months ended June 30, 2017, compared with $0.12 for the three months ended June 30, 2016.
Revised net income was $5.4 million for the six months ended June 30, 2017, compared with $3.6 million for the six months ended June 30, 2016. Revised basic and diluted earnings per share were $0.46 and $0.45, respectively, for the six months ended June 30, 2017, compared with $0.28 for the six months ended June 30, 2016.

Item 2.02 Results of Operations and Financial Condition

On July 28, 2017, BCB Bancorp, Inc. (the "Company") issued a press release reporting its revised financial results at and for the three and six months ended June 30, 2017.

A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the Securities and Exchange Commission and shall not be deemed filed for any purpose.

Item 9.01              Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.
	99.1	Press release dated July 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.

DATE: July 28, 2017	By:	/s/ Thomas P. Keating
Thomas P. Keating
Senior Vice President and Chief Financial Officer